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                                                                    Exhibit 16.1


March 2, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:  International Realty Group, Inc.

Dear Sir/Madam:

Pursuant to the request of the above referenced Company, we affirm that:

         (1) We have read the Company's response to Item 4 of Form 8-K dated February 28, 2000; and

         (2) We agree with the response.

Sincerely,

/s/ Tubbs & Bartnick, P.A.
--------------------------
    Tubbs & Bartnick, P.A.



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